Exhibit 99.1

BJ's Restaurants Opens in Gainesville, Florida

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--March 17, 2009--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its newest restaurant in Gainesville, FL, on March 16, 2009. The new BJ's Restaurant & Brewhouse is located at 6611 W. Newberry Road on the southwest corner of Newberry Road and Oaks Mall Drive just east of I-75. The restaurant is situated on a free-standing pad in front of The Oaks Mall which consists of 910,000 square feet of retail. The restaurant is approximately 8,000 square feet and contains seating for approximately 270 guests and features BJ’s extensive menu, including BJ's signature deep-dish pizza, award-winning handcrafted beer and our famous Pizookie® dessert. BJ’s highly detailed, contemporary décor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

“We are excited to open our newest restaurant in Gainesville, Florida,” commented Jerry Deitchle, Chairman and CEO. “Our leadership team was extremely pleased with the passion and enthusiasm displayed by all of our team members in serving our guests during this very busy opening. This restaurant represents our second new opening to date for 2009 and also represents our fifth restaurant in the state of Florida. We continue to remain on track to open as many as 9 to 11 new restaurants during 2009 and currently have two restaurants under construction and four restaurants in their final stages of permitting and plan development before construction commences. Additionally, we anticipate beginning construction on our final one to three new restaurants for 2009 during the third quarter.”

BJ's Restaurants, Inc. currently owns and operates 84 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (44), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 44 of our current 84 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400